EXHIBIT 99.5

Report of Independent Registered Public Accounting Firm

The Partners

Host Hotels & Resorts, L.P.:

We have audited the accompanying consolidated balance sheets of Host Hotels & Resorts, L.P. and subsidiaries as of December 31, 2011 and 2010, and the related consolidated statements of operations, comprehensive income (loss), capital, and cash flows for each of the years in the three-year period ended December 31, 2011. In connection with our audits of the consolidated financial statements, we also have audited the financial statement schedule III included as Exhibit 99.7. These consolidated financial statements and financial statement schedule are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Host Hotels & Resorts, L.P. and subsidiaries as of December 31, 2011 and 2010, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2011, in conformity with U.S. generally accepted accounting principles. Also in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

/s/ KPMG LLP

McLean, Virginia

February 22, 2012, except as to

Notes 6, 10, 17, and 21 which are as of July 24, 2012

HOST HOTELS & RESORTS, L.P. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

December 31, 2011 and 2010

(in millions)

	2011	2010
ASSETS
Property and equipment, net	$11,383	$10,514
Due from managers	37	45
Investments in affiliates	197	148
Deferred financing costs, net	55	44
Furniture, fixtures and equipment replacement fund	166	152
Other	368	353
Restricted cash	36	41
Cash and cash equivalents	826	1,113

Total assets	$13,068	$12,410

LIABILITIES, LIMITED PARTNERSHIP INTEREST OF THIRD PARTIES AND CAPITAL
Debt
Senior notes, including $902 million and $1,156 million, respectively, net of discount, of Exchangeable Senior Debentures	$4,543	$4,249
Credit facility	117	58
Mortgage debt	1,006	1,025
Other	87	145

Total debt	5,753	5,477
Accounts payable and accrued expenses	175	161
Other	269	250

Total liabilities	6,197	5,888

Limited partnership interest of third parties.	158	191
Host Hotels & Resorts, L.P. capital:
General partner	1	1
Limited partner	6,677	6,276
Accumulated other comprehensive income (loss)	(1)	25

Total Host Hotels & Resorts, L.P. capital	6,677	6,302
Non-controlling interests—consolidated partnerships	36	29

Total capital	6,713	6,331

Total liabilities, limited partnership interest of third parties and capital	$13,068	$12,410

See Notes to Consolidated Financial Statements.

HOST HOTELS & RESORTS, L.P. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

Years Ended December 31, 2011, 2010 and 2009

(in millions, except per common unit amounts)

	2011	2010	2009
REVENUES
Rooms	$2,989	$2,633	$2,458
Food and beverage	1,412	1,278	1,221
Other	293	274	308

Owned hotel revenues	4,694	4,185	3,987
Other revenues	253	199	107

Total revenues	4,947	4,384	4,094

EXPENSES
Rooms	821	724	672
Food and beverage	1,050	954	923
Other departmental and support expenses	1,247	1,138	1,086
Management fees	188	170	157
Other property-level expenses	566	485	383
Depreciation and amortization	641	585	607
Corporate and other expenses	111	108	116
Gain on insurance settlement	(2)	(3)	—

Total operating costs and expenses	4,622	4,161	3,944

OPERATING PROFIT	325	223	150
Interest income	20	8	7
Interest expense	(371)	(384)	(379)
Net gains on property transactions and other	7	1	14
Gain (loss) on foreign currency transactions and derivatives	3	(6)	5
Equity in earnings (losses) of affiliates	4	(1)	(32)

LOSS BEFORE INCOME TAXES	(12)	(159)	(235)
Benefit for income taxes	1	31	39

LOSS FROM CONTINUING OPERATIONS	(11)	(128)	(196)
Loss from discontinued operations, net of tax.	(5)	(4)	(62)

NET LOSS	(16)	(132)	(258)
Less: Net loss attributable to non-controlling interests	1	—	1

NET LOSS ATTRIBUTABLE TO HOST HOTELS & RESORTS, L.P.	(15)	(132)	(257)
Less: Distributions on preferred units	—	(4)	(9)
Issuance costs of redeemed preferred units	—	(4)	—

NET LOSS AVAILABLE TO COMMON UNITHOLDERS	$(15)	$(140)	$(266)

Basic loss per common unit:
Continuing operations	$(.01)	$(.21)	$(.34)
Discontinued operations	(.01)	—	(.10)

Basic loss per common unit	$(.02)	$(.21)	$(.44)

Diluted loss per common unit:
Continuing operations	$(.01)	$(.21)	$(.35)
Discontinued operations	(.01)	—	(.10)

Diluted loss per common unit	$(.02)	$(.21)	$(.45)

See Notes to Consolidated Financial Statements.

HOST HOTELS & RESORTS, L.P. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

Years Ended December 31, 2011, 2010 and 2009

(in millions)

	2011	2010	2009
NET LOSS	$(16)	$(132)	$(258)
OTHER COMPREHENSIVE INCOME (LOSS), NET OF TAX:
Unrealized loss on HMS Host common stock	—	—	(4)
Foreign currency translation and other comprehensive income (loss) of unconsolidated affiliates	(27)	8	15
Change in fair value of derivative instruments	1	5	(4)

OTHER COMPREHENSIVE INCOME (LOSS), NET OF TAX	(26)	13	7

COMPREHENSIVE LOSS	(42)	(119)	(251)

Less: Comprehensive loss attributable to non- controlling interests	1	—	1

COMPREHENSIVE LOSS ATTRIBUTABLE TO HOST HOTELS & RESORTS, L.P.	$(41)	$(119)	$(250)

See Notes to Consolidated Financial Statements.

HOST HOTELS & RESORTS, L.P. AND SUBISIDARIES

CONSOLIDATED STATEMENTS OF CAPITAL

Years Ended December 31, 2011, 2010 and 2009

(in millions)

						Accumulated	Non-controlling	Limited
			Preferred			Other	Interests of	Partnership
OP Units Outstanding			Limited	General	Limited	Comprehensive	Consolidated	Interests of
Preferred	Common		Partner	Partner	Partner	Income (Loss)	Partnerships	Third Parties
4.0	525.3	Balance, December 31, 2008	$97	$1	$5,485	$5	$24	$158
—	—	Net loss	—	—	(252)	—	(1)	(5)
—	—	Unrealized loss on HMS Host common stock	—	—	—	(4)	—	—
—	—	Other changes in ownership	—	—	(19)	—	—	19
—	—	Foreign currency translation and other comprehensive income of unconsolidated affiliates	—	—	—	15	—	—
—	—	Change in fair value of derivative instruments	—	—	—	(4)	—	—
—	103.6	Common OP unit issuances	—	—	767	—	—	—
—	.4	Units issued to Host Inc. for the comprehensive stock and employee stock purchase plans	—	—	6	—	—	—
—	—	Distributions on common OP units	—	—	(16)	—	—	—
—	—	Distributions on preferred OP units	—	—	(9)	—	—	—
—	—	Issuance of 2009 Exchangeable Senior Debentures	—	—	82	—	—	—
—	3.4	Redemptions of limited partnership interests of third parties	—	—	33	—	—	(33)
—	—	Contributions from non- controlling interests of consolidated partnerships	—	—	—	—	1	—
—	—	Distributions to non-controlling interests of consolidated partnerships	—	—	—	—	(2)	—

4.0	632.7	Balance, December 31, 2009	$97	$1	$6,077	$12	$22	$139

See Notes to Consolidated Financial Statements.

HOST HOTELS & RESORTS, L.P. AND SUBISIDARIES

CONSOLIDATED STATEMENTS OF CAPITAL (continued)

Years Ended December 31, 2011, 2010 and 2009

(in millions)

						Accumulated	Non-controlling	Limited
			Preferred			Other	Interests of	Partnership
OP Units Outstanding			Limited	General	Limited	Comprehensive	Consolidated	Interests of
Preferred	Common		Partner	Partner	Partner	Income (Loss)	Partnerships	Third Parties
4.0	632.7	Balance, December 31, 2009	$97	$1	$6,077	$12	$22	$139
—	—	Net loss	—	—	(130)	—	—	(2)
—	—	Other changes in ownership	—	—	(69)	—	—	69
—	—	Foreign currency translation and other comprehensive income of unconsolidated affiliates	—	—	—	8	—	—
—	—	Change in fair value of derivative instruments	—	—	—	5	—	—
—	26.4	Common OP unit issuances	—	—	407	—	—	—
—	1.1	Units issued to Host Inc. for the comprehensive stock and employee stock purchase plans	—	—	10	—	—	—
—	—	Distribution on common OP unit	—	—	(26)	—	—	—
—	—	Distribution on preferred OP unit	—	—	(4)	—	—	—
(4.0)	—	Redemption of preferred units	(97)	—	(4)	—	—	—
—	1.2	Redemptions of limited partnership interests of third parties	—	—	15	—	—	(15)
—	—	Contributions from non- controlling interests of consolidated partnerships	—	—	—	—	11	—
—	—	Distributions to non-controlling interests of consolidated partnerships	—	—	—	—	(4)	—

—	661.4	Balance, December 31, 2010	$—	$1	$6,276	$25	$29	$191

—	—	Net loss	—	—	(15)	—	(1)	—
—	—	Other changes in ownership	—	—	33	—	—	(33)
—	—	Foreign currency translation and other comprehensive loss of unconsolidated affiliates	—	—	—	(27)	—	—
—	—	Change in fair value of derivative instruments	—	—	—	1	—	—
—	27.3	Common OP unit issuances	—	—	460	—	—	6
—	1.3	Units issued to Host Inc. for the comprehensive stock and employee stock purchase plans	—	—	17	—	—	—
—	—	Distribution on common OP unit	—	—	(99)	—	—	—
—	0.3	Redemptions of limited partnership interests of third parties	—	—	5	—	—	(5)
—	—	Contributions from non- controlling interests of consolidated partnerships	—	—	—	—	12	—
—	—	Distributions to non-controlling interests	—	—	—	—	(4)	(1)

—	690.3	Balance, December 31, 2011	$—	$1	$6,677	$(1)	$36	$158

See Notes to Consolidated Financial Statements.

HOST HOTELS & RESORTS, L.P. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended December 31, 2011, 2010 and 2009

(in millions)

	2011	2010	2009
OPERATING ACTIVITIES
Net loss	$(16)	$(132)	$(258)
Adjustments to reconcile to cash provided by operations:
Discontinued operations:
(Gain) loss on dispositions	—	2	(26)
Depreciation	14	8	96
Depreciation and amortization	641	585	607
Amortization of deferred financing costs	11	12	14
Amortization of debt premiums/discounts, net	19	31	31
Deferred income taxes	(11)	(36)	(38)
Net gains on property transactions and other	(7)	(1)	(14)
(Gain) loss on foreign currency transactions and derivatives	(3)	6	(5)
Non-cash loss (gain) on extinguishment of debt	4	1	(5)
Equity in (earnings) losses of affiliates	(4)	1	32
Distributions from equity investments	—	2	1
Change in due from managers	—	(9)	34
Change in cash restricted for operating activities	—	(25)	—
Changes in other assets	(9)	44	(12)
Changes in other liabilities	22	31	95

Cash provided by operating activities	661	520	552

INVESTING ACTIVITIES
Proceeds from sales of assets, net	6	12	199
Acquisitions	(1,047)	(342)	—
Deposits for acquisitions	—	(38)	—
Proceeds from transfer of Le Méridien Piccadilly to the Euro JV Fund II	40	—	—
Proceeds from sale of interest in CBM Joint Venture LLC	—	—	13
Deferred sale proceeds received from HPT	—	17	—
Investment in affiliates	(49)	(1)	(7)
Return of capital from investments in affiliates	1	—	39
Purchase of mortgage note on a portfolio of hotels	—	(53)	—
Capital expenditures:
Renewals and replacements	(327)	(195)	(164)
Redevelopment and other investments	(215)	(114)	(176)
Change in furniture, fixtures & equipment (FF&E) replacement fund	4	(17)	(6)
Change in FF&E replacement funds designated as restricted cash	—	22	(14)
Property insurance proceeds	11	3	—

Cash used in investing activities	(1,576)	(706)	(116)

FINANCING ACTIVITIES
Financing costs	(23)	(10)	(20)
Issuances of debt	955	500	906
Draws on credit facility	153	56	—
Repayment on credit facility	(90)	—	(410)
Repurchase/redemption of senior notes, including exchangeable debentures	(404)	(821)	(139)
Mortgage debt prepayments and scheduled maturities	(210)	(364)	(342)
Scheduled principal repayments	(5)	(13)	(14)
Common OP unit issuance	323	406	767
Redemption of preferred OP units	—	(101)	—
Distributions on common OP units	(71)	(20)	(43)
Distributions on preferred OP units	—	(6)	(9)
Distributions to non-controlling interests	(4)	(4)	(2)
Contributions from non-controlling interests	1	11	—
Change in cash restricted for financing activities	3	23	4

Cash provided by (used in) financing activities	628	(343)	698

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(287)	(529)	1,134
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	1,113	1,642	508

CASH AND CASH EQUIVALENTS, END OF YEAR	$826	$1,113	$1,642

See Notes to Consolidated Financial Statements.

HOST HOTELS & RESORTS, L.P. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended December 31, 2011, 2010 and 2009

(in millions)

Supplemental schedule of noncash investing and financing activities:

During 2011, 2010 and 2009, non-controlling partners converted common operating partnership units (“OP units”) valued at $5 million, $15 million and $18 million, respectively, in exchange for 0.3 million, 1.2 million and 3.4 million shares, respectively, of Host Inc. common stock.

In June 2011, holders of approximately $134 million of the 3.25% Exchangeable Debentures elected to exchange their debentures for approximately 8.8 million shares of Host Inc. common stock.

On June 28, 2011, we transferred the Le Méridien Piccadilly to the Euro JV Fund II at a price of £64 million ($102 million), including the assumption of the associated £32 million ($52 million) mortgage. We also transferred the capital lease asset and corresponding liability associated with the building, each valued at £38 million ($61 million), to the Euro JV Fund II. We retained a 33.4% interest in the property through our general and limited partner interests in the Euro JV Fund II and received cash proceeds on the transfer of £25 million ($40 million). We acquired a leasehold interest in the property in July 2010, at which time we assumed the mortgage loan and recorded the capital lease obligation.

On April 29, 2011, we acquired a 75% controlling interest in the Hilton Melbourne South Wharf. In connection with the acquisition, we assumed A$80 million ($86 million) of mortgage debt and recorded such mortgage debt at its fair value at the acquisition date.

On March 17, 2011, we acquired the Manchester Grand Hyatt San Diego, and certain related rights. In connection with the acquisition, Host Hotels & Resorts, L.P. issued approximately 0.3 million OP units valued at approximately $6 million.

On September 2, 2010, we acquired a 90% controlling interest in the W New York, Union Square hotel. In connection with the acquisition, we assumed a $115 million mortgage debt with a fair value of $119 million, and other liabilities of $8.5 million.

See Notes to Consolidated Financial Statements.